Exhibit 5.1

September 30, 2025

Aspira Women’s Health Inc.

12117 Bee Caves Road, Building III, Suite 100

Austin, TX 78738

Re:	Resale Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Aspira Women’s Health Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on September 30, 2025 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration by the Company of up to 29,226,527 shares of its common stock, par value $0.001 per share (the “Common Stock”) which may be offered for resale (the “Resale Shares”) by the selling stockholders identified in the Registration Statement and which are comprised of: (i) 5,915,850 shares of Common Stock issued in connection with the conversion of the Convertible Notes (the “Convertible Note Shares”), (ii) 11,848,177 shares of Common Stock (the “March 2025 Warrant Shares”) underlying the warrants underlying the Convertible Notes (as amended, the “Amended and Restated March 2025 Warrants”), (iii) 6,550,000 shares of Common Stock (the “September 2025 Shares” and together with the Convertible Note Shares, the “Outstanding Shares”) issued pursuant to the securities purchase agreement dated September 16, 2025 (the “September 2025 Purchase Agreement”), and (iv) 4,912,500 shares of Common Stock (the “September 2025 Warrant Shares” and together with the March 2025 Warrant Shares, the “Warrant Shares”) underlying warrants issued in connection with the September 2025 Purchase Agreement (the “September 2025 Warrants” and together with the Amended and Restated March 2025 Warrants, the “Warrants”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including the Fourth Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement (as amended), the Form of Securities Purchase Agreement, filed as Exhibit 10.1 to the Registration Statement, the Form of Securities Purchase Agreement filed as Exhibit 10.2 to the Registration Statement, the Form of Amendment to Securities Purchase Agreement filed as Exhibit 10.3 to the Registration Statement, the Form of Senior Convertible Note filed as Exhibit 4.3 to the Registration Statement, the Form of Warrant filed as Exhibit 4.4 to the Registration Statement, the Form of Common Warrant filed as Exhibit 4.5 to the Registration Statement, and the Form of Amended and Restated Series A Common Stock Purchase Warrant filed as Exhibit 4.6 to the Registration Statement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (1) Outstanding Shares have been duly authorized and are validly issued, fully paid, and nonassessable and (2) the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, against payment of the exercise price therefor, will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP

Winston & Strawn LLP